Exhibit 21

LIST OF SIGNIFICANT SUBSIDIARIES OF THE BISYS GROUP, INC. AS OF JUNE 30, 2006

1.   Ascensus Insurance Services, Inc., a Utah corporation
2.   BISYS Commercial Insurance Services, Inc., a California corporation
3.   BISYS Financing Company, a Delaware corporation
4.   BISYS Fund Services, Inc., a Delaware corporation
5.   BISYS Fund Services Ohio Inc., an Ohio corporation
6.   BISYS Hedge Fund Services, Inc., a Delaware corporation
7.   BISYS Hedge Fund Services (Ireland) Ltd., an Ireland corporation
8.   BISYS Hedge Fund Services Limited, a Bermuda corporation
9.   BISYS Insurance Services, Inc., a Pennsylvania corporation
10. BISYS Management Company, a Delaware corporation
11. BISYS Private Equity Services, Inc., a Delaware corporation
12. BISYS Retirement Services, Inc., a Delaware corporation
13. BISYS-RK Alternative Investment Services, Inc., a Delaware corporation
14. Hanleigh Management, Inc., a New Jersey corporation
15. Life Brokerage Corporation, a Florida corporation
16. Select Insurance Marketing Corp., a Washington corporation
17. The TONER Organization, Inc., a Pennsylvania corporation
18. Universal Pensions, Inc., a Minnesota corporation